Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

Investor Relations Contact:    Company Contact:
Claire McAdams        Ronald Kisling, CFO
Headgate Partners LLC        Nanometrics Incorporated
530.265.9899, 530.265.9699 fax        408.545.6143, 408.521.9490 fax
email: claire@headgatepartners.com        email: rkisling@nanometrics.com

Nanometrics Reports Fourth Quarter and Full Year 2013 Financial Results

MILPITAS, Calif., February 4, 2014 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control metrology and inspection systems, today announced financial results for its fourth quarter and full year ended December 28, 2013.

Highlights and Tailwinds Exiting 2013

•	Substantial increase in foundry penetration, supported by adoption of multiple Atlas®, UniFire® and IMPULSE® systems by multiple pure-play foundry customers

•	Significant new optical critical dimension (OCD) account penetrations for FinFET process control, expanding from one to three key logic device manufacturers

•	Atlas OCD selected by three leading 3D memory (V-NAND) manufacturers, one of which also selected the IMPULSE integrated metrology platform for V-NAND thin film measurement

•	Incremental customer adoption of the company’s advanced 3D packaging solutions, expanding penetration to seven accounts for the UniFire system and two accounts for the SPARK™ platform

•	Strong rebound in business levels through the year, with sequential quarterly revenue growth averaging 24% from the first quarter through the fourth quarter

GAAP Results

	Q4 2013	Q3 2013	Q4 2012	FY 2013	FY 2012

Revenues	$46,159	$39,044	$30,270	$144,307	$182,881

Gross Profit	$21,909	$15,801	$11,951	$62,676	$83,928

Income (Loss) from Operations	$1,292	$(7,242)	$(6,538)	$(21,709)	$5,478

Net Income (Loss)	$556	$(4,554)	$(3,647)	$(14,146)	$4,465

Earnings (Loss) per Diluted Share	$0.02	$(0.2)	$(0.16)	$(0.61)	$0.19

Non-GAAP Results

	Q4 2013	Q3 2013	Q4 2012	FY 2013	FY 2012

Gross Profit	22,579	$18,898	$12,597	$67,748	$86,477

Income (Loss) from Operations	$2,075	$(2,210)	$(5,696)	$(14,196)	$8,803

Net Income (Loss)	$1,022	$(1,307)	$(3,112)	$(9,339)	$5,276

Earnings (Loss) per Diluted Share	0.04	$(0.06)	$(0.13)	$(0.4)	$0.22

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website. Non-GAAP results exclude the impact of amortization of acquired intangible assets and, for Q3 2013, also exclude a restructuring charge as well as an inventory write-off associated with the discontinuation of the Mosaic product line.

Commenting on the company’s results, president and chief executive officer Dr. Timothy J. Stultz said, "2013 was a year of tremendous progress and achievement toward our key initiatives, with significant new account penetrations in FinFET, 3D NAND, advanced 3D packaging, and pure-play foundry. As expected, we saw continued strong revenue growth in the fourth quarter, and we expect the

Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

momentum to continue into 2014 as the benefit of a number of new tool selections and customer wins play out. This is expected to be a strong year for the industry as a whole, and for Nanometrics in particular we believe we can outperform the industry due to a greater contribution from the key semiconductor capex spenders, a broad product portfolio of industry-leading technologies, and a larger global footprint than we have had at any time in our history. With these tailwinds in place, we look forward to delivering a strong growth year in 2014."

Fourth Quarter 2013 Summary
Revenues for the fourth quarter of 2013 were $46.2 million, up 18% from $39.0 million in the third quarter of 2013 and up 52% from $30.3 million in the fourth quarter of 2012. On a GAAP basis, gross margin was 47.5%, compared to 40.5% in the prior quarter and 39.5% in the year-ago period. Operating income was $1.3 million, compared to an operating loss of $7.2 million in the prior quarter and an operating loss of $6.5 million in the year-ago period. Net income was $0.6 million or $0.02 per diluted share, compared to a net loss of $4.6 million or $0.20 per share in the prior quarter and a net loss of $3.6 million or $0.16 per share in the fourth quarter of 2012.

On a non-GAAP basis, which excludes amortization of acquired intangible assets, gross margin was 48.9% compared to 48.4% in the prior quarter and 41.6% in the year-ago period. Non-GAAP gross margin in the third quarter of 2013 also excludes a $2.4 million inventory write-off recorded for the discontinued Mosaic™ product line. Non-GAAP operating income for the fourth quarter was $2.1 million, compared to an operating loss of $2.2 million in the prior quarter and an operating loss of $5.7 million in the fourth quarter of 2012. Non-GAAP operating income in the third quarter of 2013 excludes the amortization and inventory charges above, as well as a $1.7 million restructuring charge related to the consolidation of operations and facilities for the SPARK™ product line.
Non-GAAP net income, which also adjusts for the income tax effect of non-GAAP adjustments, was $1.0 million or $0.04 per diluted share, compared to a net loss of $1.3 million or $0.06 per share in the prior quarter and a net loss of $3.1 million or $0.13 per share in the fourth quarter of 2012.

Full Year 2013 Summary
Revenues were $144.3 million, down 21% from $182.9 million in 2012. On a GAAP basis, gross margin was 43.4%, compared to 45.9% in 2012, and the operating loss was $21.7 million, compared to operating income of $5.5 million in 2012. The net loss was $14.1 million or $0.61 per share, compared to net income of $4.5 million or $0.19 per diluted share in 2012.
On a non-GAAP basis, which excludes amortization of acquired intangible assets and the impact of a $2.4 million inventory write-off recorded in 2013 for the discontinued Mosaic™ product line, gross margin was 46.9% compared to 47.3% in 2012. The non-GAAP operating loss for 2013 also excludes a $1.7 million restructuring charge related to the consolidation of operations and facilities for the SPARK™ product line and was $14.2 million, compared to operating income of $8.8 million in 2012. The non-GAAP net loss, which also adjusts for the income tax effect of non-GAAP adjustments, was $9.3 million or $0.40 per share, compared to net income of $5.3 million or $0.22 per diluted share in 2012.
Balance Sheet Strength
At December 28, 2013, Nanometrics had $92.9 million in cash, cash equivalents and marketable securities and $141.8 million in working capital. Stockholders’ equity, excluding intangible assets, was $187.8 million, or $7.98 per share based on 23.5 million shares outstanding at year-end.
Business Outlook
Management expects total revenues for the first quarter of 2014 to be in the range of $48 to $54 million, with GAAP gross margin in the range of 47% to 49% and non-GAAP gross margin in the range of 48% to 50%. Due to the shift in timing of certain R&D program spending from the fourth quarter into the first quarter, as well as a normal seasonal increase in payroll and other expenses, management expects first quarter operating expenses to increase between $1.4 and $2.0 million from the fourth quarter, with GAAP earnings to range from ($0.01) to $0.11 per share and non-GAAP earnings to range from $0.01 to $0.13 per share.
Conference Call Details
A conference call to discuss fourth quarter and fiscal year 2013 results will be held today at 4:30 p.m. EST (1:30 p.m. PST). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.
Use of Non-GAAP Financial Information
Financial results such as non-GAAP gross profit, gross margin, operating income, net income, and net income per share, which exclude certain expenses, charges and special items, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude acquisition-related expenses such as amortization of acquired intangibles and transaction costs, asset impairments including certain excess and obsolete inventory charges related to a discontinued product line, restructuring charges, legal settlements, certain discrete tax items and the impact of the timing of the approval of elections related to tax treatment of certain foreign subsidiaries, and other unusual and infrequent items to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these unusual and infrequent items. Non-GAAP financial measures for the third quarter of fiscal 2013 exclude a $1.7 million restructuring charge related to the

Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

consolidation of operations and facilities for the SPARK™ product line and $2.4 million of inventory write-downs recorded in connection with the final discontinuation of the Mosaic product line. Prior period non-GAAP financial measures do not exclude excess inventory reserves recorded for the Mosaic product line in the ordinary course of business.  Excess inventory reserve charges recorded for the Mosaic product line in the second quarter of 2013 were $470,000 and none were recorded in the prior year period. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.
About Nanometrics
Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, such as data storage components and discretes including high-brightness LEDs and power management components. Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, overlay registration, topography and various thin film properties, including film thickness as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced wafer-scale packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor market. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.
Forward Looking Statements
The statements in this press release under the caption “Business Outlook,” and in Dr. Stultz’s quote regarding the company’s expectations as to revenue, performance and financial results are forward-looking statements. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including timing of product acceptance, economic conditions, levels of industry spending, shifts in the timing of customer orders, and product shipments, market adoption rates, changes in product mix, and changes in operating expenses. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 29, 2012, as filed with the Securities and Exchange Commission on March 12, 2013, including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share amounts)
(Unaudited)

	December 28, 2013	December 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$44,765	$62,915
Marketable securities	48,097	46,993
Accounts receivable, net of allowances of $293 and $82, respectively	31,436	21,388
Inventories	34,520	39,659
Inventories-delivered systems	6,901	2,274
Prepaid expenses and other	10,519	7,492
Deferred income tax assets	14,516	8,593
Total current assets	190,754	189,314

Property, plant and equipment, net	47,439	43,213
Goodwill	11,743	11,352
Intangible assets, net	7,864	10,980
Deferred income tax assets	4,338	3,671
Other assets	696	924
Total assets	$262,834	$259,454

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,661	$6,398
Accrued payroll and related expenses	7,853	6,670
Deferred revenue	21,749	8,485
Other current liabilities	7,936	7,822
Income taxes payable	758	424
Current portion of debt obligations	—	928
Total current liabilities	48,957	30,727

Deferred revenue	3,718	4,307
Income taxes payable	1,171	2,135
Other long-term liabilities	1,615	2,140
Debt obligations	—	4,374
Total liabilities	55,461	43,683

Stockholders’ equity:
Common stock, $0.001 par value, 47,000,000 shares authorized; 23,537,275 and 23,250,429, respectively, issued and outstanding	24	23
Additional paid-in capital	244,733	238,326
Accumulated deficit	(37,996)	(23,850)
Accumulated other comprehensive income	612	1,272
Total stockholders’ equity	207,373	215,771
Total liabilities and stockholders’ equity	$262,834	$259,454

Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 28, 2013	December 29, 2012	December 28, 2013	September 29, 2012
Net revenues:
Products	$37,626	$22,099	$107,402	$143,827
Service	8,533	8,171	36,905	39,054
Total net revenues	46,159	30,270	144,307	182,881

Costs of net revenues:
Cost of products	18,601	12,654	59,509	75,878
Cost of service	4,979	5,019	19,489	20,526
Amortization of intangible assets	670	646	2,633	2,549
Total costs of net revenues	24,250	18,319	81,631	98,953
Gross profit	21,909	11,951	62,676	83,928

Operating expenses:
Research and development	8,019	7,289	32,714	29,585
Selling	6,826	5,897	27,129	26,457
General and administrative	5,659	5,107	22,101	21,632
Amortization of intangible assets	113	196	701	776
Restructuring charge	—	—	1,740	—
Total operating expenses	20,617	18,489	84,385	78,450
Income (loss) from operations	1,292	(6,538)	(21,709)	5,478

Other income (expense)
Interest income	11	20	62	133
Interest expense	(102)	(245)	(651)	(1,040)
Other expense, net	(337)	393	(1,267)	48
Total other expense, net	(428)	168	(1,856)	(859)

Income (loss) before income taxes	864	(6,370)	(23,565)	4,619
Provision for (benefit from) income taxes	308	(2,723)	(9,419)	154
Net income (loss)	$556	$(3,647)	$(14,146)	$4,465

Net income (loss) per share:
Basic	$0.02	$(0.16)	$(0.61)	$0.19
Diluted	$0.02	$(0.16)	$(0.61)	$0.19
Shares used in per share calculation:
Basic	23,420	23,408	23,290	23,358
Diluted	23,913	23,408	23,290	23,845

Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Twelve-month period ended
	December 28, 2013	December 29, 2012
Cash flows from operating activities:
Net income (loss)	$(14,146)	$4,465
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	8,787	9,811
Stock-based compensation	7,674	5,890
Excess tax benefit from equity awards	53	(910)
Loss on disposal of fixed assets	177	303
Inventory write down	7,579	1,845
Deferred income taxes	(6,889)	2,752
Changes in fair value of contingent consideration	1,325	327
Changes in assets and liabilities:
Accounts receivable	(10,376)	7,733
Inventories	(7,024)	1,383
Inventories-delivered systems	(4,627)	(758)
Prepaid expenses and other	(1,855)	1,114
Accounts payable, accrued and other liabilities	4,840	(13,538)
Deferred revenue	12,717	2,472
Income taxes payable	(666)	346
Net cash provided by (used in) operating activities	(2,431)	23,235

Cash flows from investing activities:
Sales of marketable securities	—	3,000
Maturities of marketable securities	47,089	8,336
Escrow payment received related to acquisition of Nanda	—	508
Purchases of marketable securities	(49,182)	(58,647)
Purchases of property, plant and equipment	(5,689)	(4,990)
Net cash used in investing activities	(7,782)	(51,793)

Cash flows from financing activities:
Payments of contingent consideration	(1,004)	(300)
Repayments of debt obligations	(5,224)	(2,211)
Proceeds from sale of shares under employee stock option and purchase plans	4,967	4,686
Excess tax benefit from equity awards	(53)	910
Taxes paid on net issuance of stock awards	(1,181)	(617)
Repurchases of common stock	(5,000)	(8,504)
Net cash used in financing activities	(7,495)	(6,036)
Effect of exchange rate changes on cash and cash equivalents	(442)	(190)
Net decrease in cash and cash equivalents	(18,150)	(34,784)
Cash and cash equivalents, beginning of period	62,915	97,699
Cash and cash equivalents, end of period	$44,765	$62,915

Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 28,	September 28,		December 29,	December 28,		December 29,
	2013	2013		2012	2013		2012
Reconciliation of GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$21,909	$15,801		$11,951	$62,676		$83,928
Non-GAAP adjustments:
Inventory write-down	—	2,439	(a)	—	2,439	(a)	—
Amortization of intangible assets	670	658		646	2,633		2,549
Non-GAAP gross profit	$22,579	$18,898		$12,597	$67,748		$86,477

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss)
GAAP operating income (loss)	$1,292	$(7,242)		$(6,538)	$(21,709)		$5,478
Non-GAAP adjustments:
Inventory write-down	—	2,439	(a)	—	2,439	(a)	—
Amortization of intangible assets included in cost of revenues	670	658		646	2,633		2,549
Amortization of intangible assets included in operating expenses	113	195		196	701		776
Restructuring included in operating expenses	—	1,740		—	1,740	(b)	—
Total non-GAAP adjustments to operating income (loss)	783	5,032		842	7,513		3,325
Non-GAAP operating income (loss)	$2,075	$(2,210)		$(5,696)	$(14,196)		$8,803

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss)
GAAP net income (loss)	$556	$(4,554)		$(3,647)	$(14,146)		$4,465
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income (loss)	783	5,032		842	7,513		3,325
Income tax effect of non-GAAP adjustments	(317)	(1,785)		(307)	(2,706)		(1,214)
Discrete tax adjustment	—	—		—	—		(1,300)	(c)
Non-GAAP net income (loss)	$1,022	$(1,307)		$(3,112)	$(9,339)		$5,276

GAAP net income (loss) per diluted share	$0.02	$(0.20)		$(0.16)	$(0.61)		$0.19

Non-GAAP net income (loss) per diluted share	$0.04	$(0.06)		$(0.13)	$(0.40)		$0.22

Shares used in diluted income per share calculation	23,913	23,261		23,408	23,290		23,845

(a) Represents charges associated with the inventory write-off associated with the discontinuation of the Mosaic product line.

(b) Includes severance charges accrued in connection with the consolidation of our inspection product line activities and notification and notification of the closure of our Nanda Technologies Germany Office.

Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

(c) Reflects the tax benefit for certain first quarter foreign losses related to entity classification elections that were approved by the IRS in the second quarter. The tax benefit of these first quarter losses was recorded as a decrease to the second quarter tax provision on a GAAP basis.